EXHIBIT 10.25


                               SECOND AMENDMENT OF
                               -------------------
                              ACQUISITION AGREEMENT
                              ---------------------

     This Second Amendment of Acquisition Agreement (the "Second Amendment") is entered into this March 17, 2006 by and among OneLink Corporation (formerly One Link 4 Travel, Inc.), a Delaware corporation ("OneLink"), The Call Center, LLC, a Delaware limited liability company ("TCC"), Paul S. Flannery, as Trustee of the Paul Flannery Trust under trust agreement dated July 2, 2001 as amended and restated November 26, 2003 ("Flannery Trust"), and Paul S. Flannery ("Flannery") (OneLink, TCC, the Flannery Trust and Flannery are sometimes referred to together in this Amendment as the "Parties") for the purpose of amending the Acquisition Agreement dated April 8, 2005 entered into among the Parties (the "Original Agreement").

                                R E C I T A L S:

     A. Following entry by the Parties into the Original Agreement on April 8, 2005 and the Closing of the transactions and delivery of consideration and documents required under the Original Agreement on April 28, 2005, significant changes have occurred in the business of TCC including a dramatic reduction and change in the customer base of TCC. Flannery's involvement in TCC activities has diminished, and Flannery's time available for activities involving TCC has decreased. As a result of and to reflect such changes, the Parties entered into a First Amendment to Acquisition Agreement dated December 27, 2005 (the "First Amendment") in which the Parties agreed, among other matters, to modify the definition and meaning of "Accounts Receivable Surplus" under the Agreement.

     B. Since the execution of the First Amendment, questions have arisen regarding the interpretation of the term "Accounts Receivable Surplus" and the term "Chargeable Liabilities" as used in the Original Agreement and in the First Amendment.

     C. All data and results required for determination of the amount of "Chargeable Liabilities" and "Accounts Receivable Surplus" under the formula set forth in the Original Agreement as modified in the First Amendment, and the Parties have confirmed their mutual intention with regard to issues regarding the calculation of "Accounts Receivable Surplus" and therefore desire to agree upon a certain fixed dollar amount which represents the "Accounts Receivable Surplus.

ONELINK, TCC, FLANNERY AND THE FLANNERY TRUST THEREFORE AGREE AS FOLLOWS:

     1.   Definitions.   Unless otherwise defined in this Amendment, the
capitalized terms used in this Amendment shall have the meanings defined for such terms in the Original Agreement as modified by the First Amendment.

     2.   Effect of Second Amendment.   Except as expressly modified by this
Second Amendment, the terms and provisions of the Original Agreement and the Operating Documents , as modified by the First Amendment shall remain in full force and effect.



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     3.   Dollar Amount of Accounts Receivable Surplus.  For all purposes of the
Original Agreement, as amended by the First Amendment, the term "Accounts Receivable Surplus" (which, pursuant to the First Amendment, is synonymous with and equivalent to "Contingent Consideration") shall equal Six Hundred
Sixty-Three Thousand Six hundred Twenty-Two Dollars ($663,622.00). ALL
REFERENCES IN THE Original Agreement and the First Amendment to the defined term "Chargeable Liabilities" shall be inoperative.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment of Acquisition Agreement to be executed as of the date first above written.

                    TCC:     The Call Center, LLC,
                             a Delaware limited liability company


                             By:   /s/ F. W. Guerin
                                   --------------------------------------------
                                   F. W. Guerin, CEO of One Link 4
                                   Travel, Inc., Manager of The Call Center, LLC


         FLANNERY TRUST:     /s/ Paul S. Flannery
                             -------------------------------------------------
                             Paul S. Flannery, Trustee of the Paul
                             Flannery Trust under trust agreement dated July 2,
                             2001 and amended and restated November 26, 2003



               FLANNERY:     /s/ Paul S. Flannery
                             --------------------------------------------
                             Paul S. Flannery


                ONELINK:     ONE LINK 4 TRAVEL, INC.,
                             a Delaware corporation


                             By:   /s/ F. W. Guerin
                                   --------------------------------------------
                                   F. W. Guerin, Chief Executive Officer



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